UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Oak Valley Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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125 North Third Avenue

Oakdale, California 95361

(209) 848-2265

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 20, 2017

The Annual Meeting of Shareholders of Oak Valley Bancorp, a California corporation (“Oak Valley” or the “Company”), will be held at Oak Valley Bancorp Headquarters at 338 E F Street, Oakdale, California 95361 on June 20, 2017 at 2:00 p.m. Pacific Daylight Time, to consider and vote on the following matters:

1.  The election of the following three (3) director nominees as described within the Proxy Statement:

Christopher M. Courtney

Michael Q. Jones

Terrance P. Withrow

2.  The ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm;

3.  To transact such other business as may properly come before the Annual Meeting of Shareholders, and any adjournment or postponement.

The Board of Directors has fixed the close of business day on April 26, 2017, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

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IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2017

This communication presents only an overview of the more complete proxy materials, which includes the Company’s 2016 Annual Report to Shareholders, Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2017, Notice of Annual Meeting, Proxy Statement, and Proxy Card (collectively, “Proxy Materials”), which are available for the public at www.edocumentview.com/OVLY. We encourage you to access and review all of the important information contained in the Proxy Materials before voting.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone, or request a paper copy of the Proxy Materials to receive a physical proxy card. There is no charge to you for requesting a paper copy of the Proxy Materials. Please make your request for a paper copy using one of the following methods as instructed below on or before June 10, 2017 to facilitate timely delivery.

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com/OVLY, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

Your Board of Director recommends that you vote:

●	FOR the election of each of the Director nominees listed in the Proxy Statement under “PROPOSAL 1 — ELECTION OF DIRECTORS”; and

●

FOR the ratification of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 under “PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”

By Order of the Board of Directors,

Date: May 8, 2017	/s/ Richard A. McCarty
Richard A. McCarty
Secretary

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PROXY STATEMENT
OF
OAK VALLEY BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF

OAK VALLEY BANCORP

TO BE HELD ON JUNE 20, 2017

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of Oak Valley Bancorp (the “Company”) for use at the Annual Meeting of Shareholders to be held at Oak Valley Bancorp Headquarters at 338 E F Street, Oakdale, California 95361, on June 20, 2017, at 2:00 p.m.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on April 26, 2017, (the “Record Date”) will be entitled to notice of, and to vote, at the Annual Meeting.  On the Record Date, the Company had 8,083,705 outstanding shares of its common stock, of which 8,083,705 will be entitled to vote at the Annual Meeting and any adjournments thereof.  This Proxy Statement will be first mailed to shareholders on or about May 8, 2017.

Vote By Proxy

Because many of the Company’s shareholders are not expected to attend the Annual Meeting in person, the Company solicits proxies so that each shareholder is given an opportunity to vote at the Annual Meeting.  Shares represented by a duly executed proxy in the accompanying form of proxy card, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting.  A shareholder executing and delivering the proxy may revoke the proxy at any time prior to exercise of the authority granted by the proxy by (i) filing with the secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date; or (ii) attending the Annual Meeting and voting in person.  A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted.  If a shareholder specifies a choice with respect to any matter on the accompanying form of proxy, the shares will be voted accordingly.  If no specification is made, the shares represented by the proxy will be voted in favor of the specified proposal.

Methods of Voting

Shareholders may vote on matters that are properly presented at the 2017 Annual Meeting in one of the following four ways:

●	By submitting your vote electronically via the Internet at www.investorvote.com/OVLY;
●	By submitting your vote telephonically;
●	By completing the proxy card and returning it in a pre-paid envelope provided by the Company if you have requested a paper copy of the Proxy Materials; or
●	By attending the 2017 Annual Meeting and casting your vote in person.

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For the 2017 Annual Meeting, the Company is offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone.  The telephone and Internet voting instructions are provided in the proxy card as well as in the Proxy Notice dated May 8, 2017.  The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.  Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

If a shareholder chooses to submit the vote by mail instead, the shareholder should request a paper copy of the Proxy Materials, and Company will send the shareholder the proxy card along with the rest of the Proxy Materials as well as a pre-paid envelope. The shareholder then would cast the shareholder’s vote by signing and returning the proxy card in the pre-paid envelope to the Company.  There is no charge to a shareholder for requesting a paper copy of the Proxy Materials.  If you wish to receive a paper copy of the Proxy Materials, you must request a copy as instructed below on or before June 10, 2017 to ensure timely delivery.

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com/OVLY, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

Method of Counting Votes

A holder of common stock of the Company is entitled to one vote for each share held of record by such holder. No holder of any class of stock of the Company is entitled to cumulate votes in connection with any election of directors of the Company.

The proxy holders, Janet Pelton and Don Barton, both of whom are directors of the Company, will vote all shares of Common Stock represented by the proxies unless authority to vote such shares is withheld or the proxy is revoked.  However, the proxy holders cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card.  Proxies also confer upon the proxy holders discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed, if such matter is properly presented for action at the Annual Meeting, including any motion to adjourn and any procedural matter pertaining to the conduct of the Annual Meeting.  The total expense of soliciting the proxies in the accompanying form will be borne by the Company.  While proxies are normally solicited by mail, proxies also may be solicited directly by officers, directors and employees of the Company or its subsidiary, Oak Valley Community Bank (the “Bank”).  Such officers, directors and employees will not be compensated for this service beyond normal compensation to them.

All abstentions and broker non-votes are included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters, if the beneficial owner of the shares has not provided instructions to the broker on how to vote such shares. A “broker non-vote” occurs when a broker does not vote on a particular matter because the broker has not received instructions from the beneficial owner of the shares and does not have the discretion to vote such shares. The ratification of the selection of the Company’s independent registered public accounting firm is a routine matter on which brokers have the discretion to vote if the owner of shares has not provided voting instructions. The election of directors is a non-routine matter on which a broker may not vote unless the beneficial owner of shares has provided voting instructions.

Unless contrary instructions are indicated on the proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

●	FOR the election of all nominees for director named herein (Proposal No. 1); and

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●	FOR ratification of the selection of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 2)

 In the event a shareholder specifies a different choice on the proxy, the shareholder’s shares will be voted in accordance with the specification so made.  In addition, such shares will, at the proxy holders’ discretion, be voted on such other matters, if any, which may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting and any procedural matter pertaining to the conduct of the Annual Meeting).  Boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2016 is available at www.edocumentview.com/OVLY, and is incorporated herein by reference.  You may request a paper copy of the Annual Report and other Proxy Materials by contacting:

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com/OVLY, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

Vote Required For Election of Directors

Three (3) nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. This means that the three (3) nominees who receive the largest number of votes cast are elected as directors. Withholding authority to vote for a director nominee and broker non-votes on the election of directors will not affect the outcome of the election. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Ratification of Selection of Independent Accountants

The affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Moss Adams LLP as our independent registered public accounting firm for 2017. Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal. Our Board of Directors unanimously recommends that you vote FOR the proposal to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

Ownership of Securities

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2017, by:

● Each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

● Each current director, each of whom is a nominee for election as a director; and

● All current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 8,082,205 shares of common stock outstanding as of March 31, 2017. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days following March 31, 2017 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

	Common Stock Beneficially Owned on March 31, 2017
Beneficial Owner	Shares Beneficially Owned (1)	Vested Stock Options (2)	Percentage of Shares Beneficially Owned (3)
Five Percent Shareholder:
PWH Educational Foundation	711,707	N/A	8.81%
The Banc Funds Company, LLC	464,989	N/A	5.75%

Executive Officers and Directors: (4)
Donald L. Barton	25,050	0	0.31%
Christopher M. Courtney (5)	184,446	0	2.28%
Jeffrey A. Gall	16,880	0	0.21%
James L. Gilbert	154,188	0	1.91%
Thomas A. Haidlen	168,221	0	2.08%
David S. Harvey	37,216	0	0.46%
H. Randolph Holder	62,937	0	0.78%
Michael Q. Jones	22,707	0	0.28%
Daniel J. Leonard	51,614	0	0.64%
Ronald C. Martin (5)	216,088	0	2.67%
Richard A. McCarty	32,395	0	0.40%
Janet S. Pelton	35,000	0	0.43%
Michael J. Rodrigues	49,700	0	0.61%
Danny L. Titus	218,923	0	2.71%
Terrance P. Withrow	14,662	0	0.18%
All officers and directors as a group	1,290,027	0	15.96%

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(1) Except as otherwise noted, it includes shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family or living trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); and shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary.

(2) Consists of shares which the applicable individual or group has the right to acquire upon the exercise of stock options that have vested or will vest within 60 days of March 31, 2017 pursuant to the Company’s Stock Plans.

(3) This percentage is based on the total number of shares of our common stock outstanding, plus the number of shares subject to lapsing restrictions on resale and the option shares which the applicable individual or group has the right to acquire upon the exercise of stock options that have vested or will vest within 60 days of March 31, 2017 pursuant to the Company’s Stock Plans.

(4) The address for all officers and directors is c/o Oak Valley Community Bank, 125 North Third Avenue, Oakdale, California 95361.

(5) Excludes third party participant shares held by Mr. Courtney or Mr. Martin in their capacity as trustees of the Company’s 401(k) plan.

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CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to having sound corporate governance principles, good business practices, and transparency in financial reporting. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Our Board of Directors continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the listing standards of The NASDAQ Stock Market, to help ensure that such policies and practices are compliant and up to date.

Board of Directors

Board Independence

A majority of the Board of Directors consists of independent directors, as defined by the applicable rules and regulations of The NASDAQ Stock Market, as follows:

Donald L. Barton

James L. Gilbert

H. Randolph Holder

Michael Q. Jones

Daniel J. Leonard

Ronald C. Martin

Janet S. Pelton

Danny L. Titus

Terrance P. Withrow

The non-independent directors of the Board are Thomas A. Haidlen whom has related party transactions as described in the Information About Directors and Executive Officers section of this proxy statement below and Christopher M. Courtney, the Company’s President and Chief Executive Officer.

Board and Committee Meeting Attendance

During the fiscal year ended December 31, 2016, our Board of Directors held a total of twelve (12) meetings. Each incumbent director who was a director during 2016 attended at least 75% of the aggregate of (a) the total number of such meetings; and (b) the total number of meetings held by all committees of the Board on which such director served during 2016.

Director Attendance at Annual Meetings of Shareholders

The Board believes it is important for all directors to attend the Annual Meeting of Shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company’s policy is to encourage, but not require, attendance by each director at the Company’s Annual Meeting of Shareholders. A majority of our current directors attended our Annual Meeting of Shareholders in 2016.

Communications with the Board

The Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors.  Shareholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 125 North Third Avenue, Oakdale, California 95361.  Any such communication must contain (i) a representation that the shareholder is a holder of record of stock of the Company; (ii) the name and address, as they appear on our books, of the shareholder sending such communication, and (iii) the class and number of shares of our stock that are beneficially owned by such shareholder.  Our Corporate Secretary may (but is not required to) review all correspondence addressed to the Board, or to any individual member of the Board, for any correspondence that more suitably directed to management. Communications may be deemed inappropriate for this purpose if, for example, it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute. Our policies regarding the handling of shareholder communications were approved by a majority of our independent directors.

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Nomination of Directors

The Board as a whole identifies and evaluates nominees for election as directors. The Board utilizes a variety of methods for identifying and evaluating nominees for director. Although there are no specific minimum qualifications, the Board considers some or all of the following criteria in considering candidates to serve as directors:

● commitment to ethical conduct and personal and professional integrity as evidenced by the person’s business associations; diversity efforts, service as a director or executive officer, involvement in other organizations (including any educational institutions), and any other commitment to ethical conduct and personal and professional integrity;

● objective perspective and mature judgment developed through business experiences and/or educational endeavors;

● the candidate’s ability to work with other members of the Board of Directors and management to further the Company’s goals and increase shareholder value;

● the ability and commitment to devote sufficient time to carry out duties and responsibilities as a director;

● demonstrated experience at policy-making levels in various organizations and in the areas that are relevant to our activities;

● the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors;

● local community involvement; and

● such other attributes, including independence, that are relevant in constituting a board that satisfies the requirements imposed by the SEC and The NASDAQ Stock Market.

In addition to the factors discussed above, the Board regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, shareholders or other persons. As described below, the Board considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons nominating candidates, nominations are aggregated and considered by the Board at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Board.

The Board does not have a formal written policy regarding consideration of director candidates recommended by shareholders. Instead, the Board considers all candidates who meet the requirements for nomination by a shareholder, based on the criteria discussed above. The Board believes that requiring shareholder nominations of director candidates to comply with specific requirements would create an unnecessary distinction and may limit the potential pool of qualified director candidates for the Board.

Term of Office

Directors serve for a three-year term or until their successors are elected. The Bylaws of the Company, as amended, authorize the Company to have a classified Board of Directors, divided into three classes, so long as the number of directors of the Company has been fixed at nine (9) or more directors. Currently, the Board has been fixed at eleven (11) directors. Pursuant to Section 3.3 of the Company Bylaws, in the event that the authorized number of directors is fixed at nine (9) or more, the Board of Directors is to be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. Each director in each class is elected for a term running until the third annual meeting next succeeding his election, until his successor shall have been duly elected and qualified. Accordingly, each nominee director, if elected, will hold office as follows until his successor is duly elected and qualified for the following terms:

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Nominee		Expiration of Term

Christopher M.	Courtney	2020 (1)
Michael Q.	Jones	2020 (1)
Terrance P.	Withrow	2020 (1)

(1) If elected at the June 20, 2017 meeting.

The following table indicates the terms of the incumbent directors who are not up for election at the 2017 Annual Meeting:

Nominee		Expiration of Term

Donald L.	Barton	2018
Thomas A.	Haidlen	2018
Daniel J.	Leonard	2018
Ronald C.	Martin	2018
James L.	Gilbert	2019
H. Randolph	Holder	2019
Janet S.	Pelton	2019
Danny L.	Titus	2019

The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the shareholders and the Company.

Number and Composition of Board Committees

The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has six (6) standing committees: Nominating Committee, Audit Committee, Loan Committee, Investment Committee, Compensation Committee and CRA Committee. An independent director, as defined by the applicable rules and regulations of The NASDAQ Stock Market, chairs the Board and its other standing committees. The chair determines the agenda, the frequency and the length of the meetings and receives input from Board members.

Committees of the Board

As of the date of this Proxy Statement, our Board had eleven (11) directors and the following six (6) committees:

●	Nominating,

●	Audit,

●	Loan,

●	Investment,

●	Compensation, and

●	CRA Committee.

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Executive Sessions

Independent directors meet in executive sessions throughout the year including meeting annually to consider and act upon the recommendation of the Compensation Committee regarding the compensation and performance of the chief executive officer.

Evaluation of Board Performance

A Board assessment and director self-evaluations are conducted annually in accordance with an established evaluation process and includes performance of committees. The Chairman of the Nominating Committee, who is a rotating independent director, oversees this process and reviews the assessment and self-evaluation with the full Board.

Management Performance and Compensation

The Compensation Committee reviews and approves the Chief Executive Officer’s evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect objectives and performance.

Director Stock Ownership Guidelines

The Company’s Bylaws require each Board member to hold shares of the Company’s common stock. Although the Board has not fixed any particular target holding, each director is encouraged to hold Company’s common stock for his or her own investment.

Code of Ethics

The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years.

We have adopted a Code of Ethics, which is posted on our Internet website at www.ovcb.com, under the “About Us” tab, in the “Investor Relations” section, at the link for “Governance Documents.” Our Code of Ethics helps ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with generally accepted accounting principles and in compliance with all applicable governmental law, rules and regulations. We will disclose any amendment to, or a waiver from a provision of our Code of Ethics on our website. Our Code of Ethics applies to our directors, executive officers, employees and consultants.  Our Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, are bound by our Code of Ethics.

Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters

The Company’s Board of Directors has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board. The Audit Committee Chairman will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company’s senior management and monitored by the Audit Committee for handling, investigation and final disposition. The Chairman of the Audit Committee will report the status and disposition of all complaints to the Board of Directors.

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INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

Set forth below is certain information with respect to the executive officers of the Company:

Name	Age	Position	Officer Since*

Christopher M. Courtney	54	President and Chief Executive Officer	2008
Richard A. McCarty	45	Senior Executive Vice President, Chief Operating Officer and Secretary	2008
David S. Harvey	63	Executive Vice President, Commercial Banking Group	2008
Michael J. Rodrigues	47	Executive Vice President and Chief Credit Officer	2008
Jeffrey A. Gall	41	Senior Vice President, Chief Financial Officer	2016

* The Company was formed in 2008 as the bank holding company of Oak Valley Community Bank.

Biographical information for our senior executive officers (SEOs) who are not nominees for election is set forth below.

Christopher M. Courtney has been the Bank’s President since August 2004, Chief Executive Officer since July 2013 and a director since January 2007. He has been Oak Valley Bancorp President and Director since May 2008 and Chief Executive Officer since July 2013. Previously, he has served as the Bank’s Chief Credit Officer and Chief Operating Officer since 1999 and 2000, respectively. Mr. Courtney has 28 years of diverse banking experience, joining Oak Valley Community Bank in 1996, as a lender, after working for a major bank, a mid-size bank and a small community bank. He graduated from Wells Fargo Bank Credit Training Program in 1989. Mr. Courtney has a B.S. in Finance and a Masters in Business Administration from California State University, Sacramento. He is also a graduate of the Pacific Coast Banking School at the University of Washington. Mr. Courtney adds banking and operations experience to the Board.

Richard A. McCarty first joined Oak Valley Community Bank in 1996. Mr. McCarty became our Chief Operating Officer in 2017, our Senior Executive Vice President in 2016, our Chief Administrative Officer in 2008 and our Secretary in February 2010. He also served as the Bank’s Executive Vice President and Chief Financial Officer from 2000 to 2015. Mr. McCarty has a B.S. in Finance from California State University, Stanislaus.

David S. Harvey has 36 years of commercial lending experience, joining Oak Valley Community Bank in 2002. Mr. Harvey received his B.S. Degree in Corporate Finance from CSU Northridge and later went on to get his Master’s Degree in Banking and Finance from Golden Gate University in 1984.

Michael J. Rodrigues first joined Oak Valley Community Bank in 1997. He has been the Bank’s Chief Credit Officer since 2006. Mr. Rodrigues has 25 years of diverse banking experience, joining Oak Valley Community Bank in 1997, as a commercial lender.  He has a degree in Business Finance from California Polytechnic State University, San Luis Obispo.  He is also a 2006 graduate of the Pacific Coast Banking School at the University of Washington.

Jeffrey A. Gall joined Oak Valley Community Bank in 2006 after serving as Vice President/Financial Reporting for Western Sierra Bancorp until it was acquired by Umpqua Bank. Mr. Gall served as Vice President/Finance since his arrival at Oak Valley until he was promoted to Senior Vice President/ Chief Financial Officer in January 2016. Mr. Gall has a B.S. in Business Administration from California State University, Sacramento.

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The Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

The Company’s Bylaws currently permit the number of Board members to range from seven (7) to thirteen (13), leaving the Board authority to fix the exact number of directors within that range. The Board has currently fixed the number of directors at eleven (11).

Directors

Biographical information of our current directors who are not executive officers and are not nominees for election is set forth below:

Donald L. Barton, 60, has been a director of the Bank since 2006 and of Oak Valley Bancorp since 2008. Mr. Barton is the managing partner at GoldRiver Orchards, a local walnut processing operation which his family started in 1912. Mr. Barton is the chairman of the Board of Western Agricultural Processors Association, an organization that provides advocacy, training and consulting for the tree nut industry of California. Previously, he was Vice President Marketing at The Wornick Company, and President at Heidi’s Gourmet Desserts. Before that he had number of managerial and executive positions in the food and agribusiness industries, including positions with Cargill and HJ Heinz. Mr. Barton is a Stanford graduate and earned his MBA from Santa Clara University. Mr. Barton is an Oakdale, California resident. Mr. Barton adds knowledge of the local economy to the Board.

James L. Gilbert, 72, has been a Director of the Bank since 1991 and of Oak Valley Bancorp since 2008.  Mr. Gilbert has lived in Oakdale, California since 1946.  Mr. Gilbert is an owner and executive of A.L. Gilbert Co., a business that has been in Oakdale for about 100 years. Mr. Gilbert has been involved in the feed and seed business as well as retail feed stores for four decades.  Mr. Gilbert has also been engaged in almond farming for more than 30 years. Mr. Gilbert enhances the connection between the Board and our community.

Thomas A. Haidlen, 70, has been a director of the Bank since 1991 and of Oak Valley Bancorp since 2008. Mr. Haidlen was born in Oakdale and has resided in Oakdale for over 50 years. He owns and operates the Haidlen Ford Dealership in Oakdale, California that was established in Oakdale in 1955. Mr. Haidlen helps connect our banking operations with the local commercial community.

H. Randolph Holder, 62, has been a director of the Bank and Oak Valley Bancorp since January 2016. Holder is President and CEO of Clarke Broadcasting Corp., which owns and operates KVML, KZSQ, and KKBN, which are Sonora’s local radio stations since 1986. In 2000, he launched the mymotherlode.com website and community portal. Holder resided in Sonora from 1986 to 1999 and currently maintains his businesses and a home in the community. He has been active in community affairs and is past President of the Tuolumne County Chamber of Commerce, the Economic Development Company of Tuolumne County, and a past Director of the Sonora Community Hospital Governing Board. Mr. Holder brings valuable business experience as well as an understanding of the local community.

Daniel J. Leonard, 70, was appointed to fill a vacancy on the boards of the Bank and Oak Valley Bancorp in January 2012. Mr. Leonard currently serves as the Vice President, Chief Financial Officer of Bronco Wine Company, where he has been employed for over 30 years. He has served on the Board of Directors for the Wine Institute, a voice for the California wine industry, for the past 25 years. He is also currently serving on the Board of the College of Business Administration at California State University at Stanislaus and is the current Chairman of the Board of the Parent Resource Center, a Modesto, California nonprofit organization, in which he has been involved for over 18 years. Mr. Leonard brings business and financial experience and additional business ties in our communities to Oak Valley Bancorp.

Ronald C. Martin, 70, has served as a director of the Bank since 1992 and of Oak Valley Bancorp since 2008. He was also the Bank’s Chief Executive Officer until June 2013. Mr. Martin began his banking career in 1977 with River City Bank in Sacramento, California. Between 1977 and 1987 he was employed in the Sacramento area, and from December 1987 to January 1992 he served as President and Chief Executive Officer of Butte Savings in Chico, California. Mr. Martin has a B.S. in Finance from the University of Arizona. Mr. Martin is a veteran banker with a deep understanding of our local community banking needs.

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Janet S. Pelton, 62, has been a director of the Bank and Oak Valley Bancorp since June 2013. Ms. Pelton, a licensed certified public accountant since 1980, is currently the estate and trust partner and former managing partner from 2003 to 2013, for Atherton & Associates, LLP, a full-service public accounting firm based in Modesto, California and an RSM Alliance firm partner. She has practiced in public accounting for over 30 years, providing income tax and estate tax planning and preparation services to individuals, partnerships and corporations. Ms. Pelton brings tax and accounting expertise to the Board.

Danny L. Titus, 72, has been a director of the Bank since 1992 and of Oak Valley Bancorp since 2008. Mr. Titus has served as the President of Situs Investments, Inc. since 1989 which manages real estate and investments. During the period of from 1979 to 1988, Mr. Titus was the general manager of Steelgard, Inc. which manufactures portable buildings. Mr. Titus brings investment expertise to the Board.

Board Leadership Structure

The Board of Directors is committed to maintaining an independent Board, and for many years a majority of the Board has been comprised of independent directors. It has further been the practice of the Company to separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer, presides over meetings of the full Board (including executive sessions) and runs the agenda of such meetings. The Board believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director can best provide the necessary leadership and objectivity required as Chairman of the Board.

Board Authority for Risk Oversight

The Board has ultimate authority and responsibility for overseeing risk management of the Company. The Board monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific reports from executive management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders.

Several Board committees are responsible for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Audit Committee also approves the independent auditor and its annual audit plan. The Audit Committee reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company’s activities. The Compensation Committee assesses and monitors risks in the Company’s compensation program. The Loan Committee reviews risks in our lending activities. The Investment Committee periodically assesses the risks of our investment portfolio.

Director Independence

As of the Record Date of April 26, 2017, each of the persons either serving on the Board or nominated for election as a director, except for Christopher M. Courtney and Thomas J. Haidlen, was “independent” within the meaning of the applicable NASDAQ Stock Market listing’s rules.

Committees of the Board

The Board delegates portions of its responsibilities to committees comprised of Board members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. The Board has six (6) standing committees: the Nominating Committee, the Audit Committee, the Compensation Committee, the Loan Committee, the Investment Committee, and the CRA Committee.

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The Compensation, Audit, and Nominating Committee charters are available on our Internet website at www.ovcb.com, under the “About Us” tab, in the “Investor Relations” section, at the link for “Governance Documents.”

Nominating Committee

The Nominating Committee identifies individuals qualified to become Board members and makes recommendations to the full Board of candidates for election to the Board, leads the Board in an annual review of its performance, and recommends director appointments to Board committees. Pursuant to NASDAQ Stock Market’s Rule 5605(e)(2), the Company certifies that it has adopted a formal written charter addressing the nominations process and such related matters as may be required under the federal securities laws. The Company’s Nominating Committee was established in 2010, and the committee charter (the “Charter”) was approved in 2010.   Subject to the standards required by applicable NASDAQ Stock Market listing rules, the Nominating Committee is comprised solely of Independent Directors of the Board. The Nominating Committee, consisting of eight (8) independent Directors, makes recommendations to the Board regarding the Board’s composition and structure, nominations for elections of Directors, and policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.  The Nominating Committee reviews the qualifications of, and recommends to the Board, candidates as additions, or to fill Board vacancies, if any were to occur during the year.

The Nominating Committee determines the required selection criteria and qualifications of Director nominees based upon the Company’s needs at the time nominees are considered.  In general, Directors are expected to possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders.  In addition to the foregoing considerations, the Nominating Committee considers criteria such as strength of character and leadership skills, general business acumen and experience, broad knowledge of the banking industry, number of other board seats, and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the Board.  The Nominating Committee considers these criteria for all candidates regardless of whether a candidate was identified by the Nominating Committee, by shareholders, or by any other source.

The goal of the Nominating Committee is to seek to achieve a balance of knowledge and experience on the Company’s Board.  To this end, the Nominating Committee seeks nominees with the highest professional and personal ethics and values, an understanding of the Company’s business and industry, diversity of business experience, expertise and backgrounds, a high level of education, broad-based business acumen and the ability to think strategically. Although the Nominating Committee does not have a formal policy concerning the consideration of diversity, the composition of the current Board reflects diversity in business and professional experience, skills, and gender.  The Nominating Committee reviews the effectiveness of its charter in achieving the goals of the Nominating Committee as stated therein annually.

The members of the Nominating Committee are Messrs. Barton, Gilbert, Jones, Leonard, Pelton, Holder, Titus and Withrow.  Mr. Gilbert is the Chairman of the Nominating Committee.  The Nominating Committee met one (1) time in 2016.  The Board has determined that all members of the Nominating Committee are “independent” under the applicable rules and regulations of The NASDAQ Stock Market.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The Audit Committee assists the Board in fulfilling the Board’s responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and risk assessment and risk management. In addition, the Audit Committee reviews and discusses the annual audited financial statements with management and the independent auditors prior to finalizing and filing the Annual Report on Form 10-K with the SEC; reviews and discusses with management and the independent auditors any significant changes, significant deficiencies and material weaknesses regarding internal controls over financial reporting required by the Sarbanes-Oxley Act of 2002, oversees the internal audit function and the audits directed under its auspices, and establishes policies to ensure all non-audit services provided by the independent auditors are approved prior to work being performed. The Audit Committee also prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the Committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on our financial statements. The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company to retain, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

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The Board of Directors has adopted a written charter for the Audit Committee. Pursuant to NASDAQ Stock Market’s Rule 5605(c)(1), the Company certifies that it has adopted a formal written charter and that the audit committee will review and assess the adequacy of the written charter on an annual basis.

The Company certifies that it has, and will continue to have, an audit committee consisting of at least three members. The members of the Audit Committee are Messrs. Gilbert, Leonard, Pelton, Titus and Withrow. Ms. Pelton is the Chair of the Audit Committee. The Audit Committee held nine (9) meetings during fiscal 2016. The Audit Committee consists solely of independent members as defined in The NASDAQ Stock Market listing rules and Section 10A of the Securities Exchange Act of 1934.

The Board of Directors has determined that Mr. Withrow and Ms. Pelton, have: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Therefore, the Board has determined that Mr. Withrow and Ms. Pelton, meets the definition of “audit committee financial expert” under the applicable rules and regulations of the SEC and are “financially sophisticated” as defined by the applicable rules and regulations of The NASDAQ Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933, as amended. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 5605(a)(2) of The NASDAQ Stock Market Rules and Rule 10A-3(b)(1) promulgated under the Exchange Act.

The Audit Committee Report for 2016 appears on page 39 of this Proxy Statement.

Compensation Committee

The Compensation Committee establishes our compensation policy, determines the compensation paid to our executive officers and non-employee directors, recommends executive incentive compensation plans and equity-based plans and approves other compensation plans and retirement plans, and performs the various reviews required by the regulations enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Compensation Committee approves corporate goals related to the compensation of the executive officers, evaluates the executive officers’ performance and compensates the executive officers based on this evaluation. Messrs. Barton, Gilbert, Jones, Leonard, Pelton, Holder, Titus and Withrow are members of the Compensation Committee. Mr. Leonard is the Chairman of the Compensation Committee. The Compensation Committee held five (5) meetings during fiscal 2016. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 5605(d)(2) of The NASDAQ Stock Market Rules, and the Compensation Committee consists solely of Independent Directors as defined in The NASDAQ Stock Market listing rules and Section 10C of the Securities Exchange Act of 1934. Pursuant to The NASDAQ Stock Market's Rule 5605(d)(1), the Company certifies that it has adopted a formal written charter and that the compensation committee will review and assess the adequacy of the formal written charter on an annual basis.

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Loan Committee

The Loan Committee monitors the activities of our lending function utilizing information presented to it by management at regular meetings of the committee. This includes, but is not limited to, the review of trends in outstanding credit relationships, key quality measures, significant borrowing relationships, large problem loans, industry concentrations, all significant lending policies, and the adequacy of the allowance for loan losses. The Loan Committee also reviews lending-related reports from regulators, auditors, and internal personnel.

Each member of the Board of Directors serves on the Loan Committee, and Mr. Leonard is the Chairman of the Loan Committee. The Loan Committee held twenty-four (24) meetings during fiscal 2016.

Investment Committee

The Investment Committee reviews, identifies and classifies our assets based on credit risk, in accordance with regulatory guidelines. The Committee is also responsible for reviewing asset valuation and classification policies, as well as developing and monitoring asset disposition. In addition, the Committee reviews and monitors the Company’s investment portfolio, liquidity position and the risk of our interest-earning assets in comparison to its interest-bearing liabilities.

Messrs. Barton, Courtney, Holder, Jones, Leonard, Martin, Pelton and Titus serve on the Investment Committee, and Mr. Leonard is the Chairman of the Investment Committee. The Investment Committee held four (4) meetings during fiscal 2016.

CRA Committee

The CRA Committee is responsible for oversight of our performance under the requirements of the Federal Community Reinvestment Act of 1977 and similar state law requirements. Messrs. Barton, Courtney, Gilbert, Jones, Haidlen, Martin, Titus and Withrow serve on the CRA Committee, and Mr. Titus is the Chairman of the CRA Committee. The CRA Committee held three (3) meetings during fiscal 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors to file reports of ownership and changes of ownership with the SEC.  Our officers and directors are required to furnish us with copies of all Section 16(a) forms so filed.  As a matter of practice, our administrative staff assists our executive officers and Directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.  Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended December 31, 2016 all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners, if any, were complied with, except as otherwise disclosed in the Annual Report on Form 10-K that we filed with the SEC on March 27, 2017.

Certain Relationship and Related Transactions

Some of our Directors and the companies with which they are associated are our customers, and we expect to have banking transactions with them in the future. All loans and commitments to lend were made in the ordinary course of our business and were in compliance with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness. These transactions do not involve credits which are different than extended to non-Board customers more than a normal risk of collectability or present other unfavorable features. We have a strong policy regarding review of the adequacy and fairness of Bank loans to directors and officers. Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits a company from extending credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan to one of its officers or directors. There are several exceptions to this general prohibition, including loans made by an FDIC insured depository institution that is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers comply with the Federal Reserve Act and the Federal Reserve Board’s Regulation O and, therefore, are excepted from the prohibitions of Section 402.

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All loans to Directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 1360, et seq. and by the Financial Institutions Regulatory and Interest Rate Control Act of 1978.

From time to time, some of our Directors, directly or through affiliates, may perform services for the Bank. These activities are performed in the ordinary course of the Bank’s business and are subject to strict compliance with the policies outlined below. In 2016, the Company paid $330,000 to Design Studio 120, a company affiliated with Mr. Haidlen’s daughter, for branch construction and design work performed in connection with various projects and maintenance on the Bank’s branches. Except for such payments, no other material services or activities were performed for purposes of Item 404 of Regulation S-K.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors is committed to the highest levels of honesty and integrity and, as such, takes related party transactions very seriously and adheres to very strict policies and procedures that exceed typical practices of other boards of directors to handle “related party transaction” issues.

A “related party transaction” is a transaction in an amount exceeding $120,000 between the Company or the Bank and any “related person,” including any transaction requiring disclosure under Item 404 of Regulation S-K. Generally, a “related person” is (i) any person who is, or was at any time since the beginning of the Company’s last fiscal year, a director or executive officer of the Company or the Bank or a nominee to become a director of the Company or the Bank; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member (i.e., any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law), and any person (other than a tenant or employee) sharing the household, of any of the persons described in (i) or (ii); and (iv) any firm, corporation or other entity in which any of the persons described in (i), (ii) or (iii) is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The general policy of the Board of Directors is that each Director and prospective director must disclose any “related party transaction” to the Board before such transaction may occur and, furthermore, that such transaction may thereafter be consummated if and only if (i) a majority of “non-interested” directors approves such transaction, and (ii) such transaction is on terms comparable to those that would be obtained in arm length dealings with an unrelated third party. A “non-interested” director is a director who is not directly or indirectly involved in the “related party transaction.” A director is deemed to be not directly involved if the director is not involved in the transaction, and a director is deemed to be not indirectly involved if the transaction does not involve any of the director’s immediate family members or any firm, corporation or other entity of which the director is an employee, partner, principal or in a similar position or a 10% or greater beneficial owner.

In making its decision on whether or not to approve a transaction, the Board also considers the benefits the Company or the Bank would receive in the transaction; the impact the transaction would have on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to our employees generally.

In addition, the Board has stated that it is the responsibility of each director and prospective director to disclose to the Board any relationship that may not necessarily involve a “related party transaction” but that could impair his or her independence or pose any conflict of interest with the Company or the Bank, including (i) affiliations of a director or prospective director; (ii) affiliations of an immediate family member (i.e., child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or anyone other person, other than a domestic employee, who shares a director or prospective director’s home; and (iii) affiliations of a director or prospective director with the Company or Bank (a) customer, supplier, distributor, dealer, reseller or other channel partner, (b) lender, outside legal counsel, investment banker or consultant, (c) significant shareholder, (d) charitable or not-for-profit institution that has received or receives donations from the Company or the Bank, or (e) competitor or other person having an interest adverse to us.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and continually monitoring the compensation structure, policies and programs of the Company. The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2016, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”

The Compensation Committee is responsible for assessing and approving the total compensation structure paid to the Chief Executive Officer and the other executive officers, including the named executive officers. Thus, the Compensation Committee is responsible for determining whether the compensation paid to each of these executive officers is fair, reasonable and competitive, and whether it serves the interests of the Company’s shareholders.

This Compensation Discussion and Analysis identifies the Company’s current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the named executive officers.

Overview

2016 was another record year of profitability for the company, driven by solid loan growth and strong core financial performance. Our core financial performance improved year over year as we continued to increase profitability and our performance exceeded that of many peer institutions. Our stock price increased during 2016, reflecting our performance and value as a company. Nevertheless, given the difficulty in assessing the timing and pace of the economic recovery cycle, the Company continues to manage executive compensation conservatively.

The objectives of the Company’s executive compensation program are to align a portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders.  The Compensation Committee continues to review our compensation program to seek to achieve shareholder value and continue to motivate and retain our senior management.

The Company considered the shareholder vote approving the Company’s executive compensation for 2016 in making its proposal for 2017.

Overview of Compensation Philosophy

Our executive compensation policy is to provide the Company’s executive officers with compensation opportunities which are based upon their personal performance, the annual and long-term performance of the Company, the interests of the Company’s shareholders and their contribution to that performance, while maintaining a level of compensation that is competitive enough to attract and retain highly skilled individuals.

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of each executive with those of the Company’s shareholders. The Compensation Committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short-term and long-term strategic objectives. Over the years, we have been very successful in retaining a strong core group of executive officers, and we have been providing growth and value for our shareholders. For this reason, an important objective of the Compensation Committee is to ensure that the compensation of our named executive officers is comparable to that of similar positions at other financial institutions that are similar to us in terms of size and geographic service area, so that we can continue to attract and retain executives and achieve our strategic objectives.

Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of annual financial, strategic and operational objectives in addition to individual contributions to these objectives, and (iii) long-term stock-based incentive awards designed to strengthen the mutual interest of the Company’s executive officers and its shareholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price rather than base salary.

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Stock awards, such as stock options and/or restricted stock, are available to reward the long-term efforts of management and to retain management. Equity awards can also increase our management team’s ownership stake in the Company, further aligning the interests of the executives with those of our shareholders. We also consider other forms of executive pay, including salary continuation benefits, as a means to attract and retain our executive officers, including the named executive officers.

The Company and the Compensation Committee believe our compensation philosophy, policies and objectives outlined within this Compensation Discussion and Analysis are appropriately designed to allow us to effectively compensate our employees both during times of positive performance and in times of weak performance.

Compensation Program Objectives and Rewards

The Company’s compensation and benefits programs are driven by our business environment and are designed to enable us to achieve our mission and adhere to the Company values.

The programs’ objectives are to foster our position as a leading community bank in our service areas; attract, engage and retain a qualified workforce; maintain an effective administrative structure in line with our growth and performance; and incentivize our employees to reach our business objectives.

The guiding principles behind our programs are to promote and maintain a high performance banking organization; continue to invest in our administration and operations; remain competitive in our marketplace for talent; and balance our compensation costs with our desire to provide value to our employees and shareholders.

We measure the success of our programs by our overall business performance and employee engagement; our ability to attract and retain key talent; our costs and business risks and return; and our ability to accommodate further growth in our organization using the existing administrative infrastructure.

All compensation and benefits for our named executive officers reflect, as their primary purpose, our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to execute the programs’ objectives outlined above and to enable us to maintain and create shareholder value in a highly competitive marketplace.

Accordingly, each component of our compensation and benefits has a specific purpose designed to reward different behaviors:

●     Base salary and benefits are designed to reward core competence in the executive role relative to skills, position and contributions to the Company, and to provide fixed cash compensation with merit increases competitive with the market place.

●     Annual incentive variable cash awards are designed to focus employees on annual financial objectives derived from the business plan that lead to long-term success; provide annual variable performance-based cash awards to reward and motivate achievement of critical annual performance metrics selected by the Compensation Committee; and foster a pay-for-performance culture that aligns our compensation programs with our overall business strategy.

●     Equity-based compensation awards are designed to link compensation rewards to the creation of shareholder wealth; promote teamwork by tying compensation significantly to the value of our common stock; attract the next generation of management by providing significant capital accumulation opportunities; and retain executives by providing a long-term-oriented program pursuant to which value can be achieved only by remaining with and performing with the Company.

●     A supplemental executive retirement program facilitates our ability to attract and retain executives as we compete for talented employees in a marketplace where similar programs and plans are commonly offered.

We believe this combination of compensation and benefits provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

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Total compensation is generally targeted at the median of our Compensation Peer Group, which consists of bank holding companies of community banks having deposit bases and geographical service areas similar to ours. We target that level in order to retain and motivate talented individuals who can help us implement our objectives discussed above.

Role of Compensation Committee in Determining Compensation

The Compensation Committee has overall responsibility and authority for approving and evaluating the compensation programs and policies pertaining to our executives, including the named executive officers. The Compensation Committee is also responsible for reviewing and submitting to the Board of Directors recommendations concerning director compensation. When making individual compensation decisions regarding a named executive officer, the Compensation Committee takes many factors into account, including the executive’s experience, responsibilities, management abilities and job performance, the overall performance of the Company, current market conditions and competitive pay for similar positions at comparable companies. In addition, the Compensation Committee reviews the relationship of various positions between departments, the affordability of desired pay levels, and the importance of each position within the Company. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

 Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee. Our Chief Executive Officer attends those portions of the Compensation Committee meetings relating to the compensation of the other executive officers. Decisions relating to the Chief Executive Officer’s pay are made by the Compensation Committee, without management present. The Compensation Committee reports its activities to our Board of Directors.

The Compensation Committee relies on the input and recommendations of our Chief Executive Officer when evaluating these factors relative to the compensation of other executive officers. Because the Chief Executive Officer works closely with and supervises our executive team, the Compensation Committee believes that the Chief Executive Officer provides valuable insight in evaluating their performance. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for the compensation of the other executives, including salary adjustments, incentive bonuses, annual equity grants, and equity grants awarded in conjunction with promotions. The Chief Executive Officer also provides the Compensation Committee with additional information regarding the effect, if any, of market competition and changes in business strategy or priorities. The Compensation Committee discusses our Chief Executive Officer’s recommendations and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

The Company Compensation Program

Market Positioning and Pay Benchmarking

The Compensation Committee targets base salary of the Chief Executive Officer and the other named executive officers around the median compensation values of Northern California-based financial institutions that are similar in size to us. The data that the Compensation Committee considers are derived from reports from the California Bankers Association and from the California Department of Business Oversight. These comparative survey data are used to benchmark executive compensation levels against banks that have executive positions with responsibilities similar in breadth and scope to ours and that compete with us for executive talent. For example, our Compensation Committee reviews the California Bankers Association report, which includes approximately 29 California banks, each having assets between $500 million and $2 billion with average assets of about $994 million. With such information, the Compensation Committee reviews and analyzes compensation for each executive and makes adjustments as appropriate. The actual positioning of each named executive officer’s compensation is dependent on considerations of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility (including risk management and corporate strategic initiatives), and the individual’s success in promoting our core values and demonstrating leadership. We do not use any paid compensation consultants.

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Pay Mix

We do not allocate between cash and non-cash compensation or short-term versus long-term compensation based on specific percentages. Instead, we believe that the compensation package for our executives should be generally in line with the prevailing market, consistent with each executive’s level of impact and responsibility.

Chief Executive Officer Compensation

Each year, the Compensation Committee meets with the other independent directors on our Board of Directors in an executive session to evaluate the performance of the Chief Executive Officer. In 2016, the Compensation Committee considered management’s continuing achievement of its short- and long-term goals versus its strategic objectives as well as financial targets. Emphasis was placed on performance factors of the Company’s business units and on personal performance goals established annually by the Compensation Committee.

The Compensation Committee determined that the Chief Executive Officer’s base salary in 2016 was aligned with the Company’s compensation philosophy and is aligned with a comparable median salary of peer institutions.

Components of Executive Officer Compensation

Base Salaries

In accordance with our compensation objectives, salaries are set and administered to reflect the value of the position in the marketplace, the career experience of the individual, and the contribution and performance of the individual. None of the named executive officers has an employment agreement with the Company. The base salary of each named executive officer is determined annually by the Compensation Committee, in accordance with the Compensation Committee’s evaluation of the Company’s overall compensation programs and policies.

Base salaries for our executive officers are based on the scope of their responsibilities as well as review of competitive compensation data from peer institutions. For 2016, the Compensation Committee considered the pay practices of such institutions and data from published compensation surveys discussed above. In evaluation of the base salaries for the named executive officers, the Compensation Committee also considers the minimum, mid-range and maximum salaries paid to similarly situated positions at other comparable companies of our size in our geographic and market areas, as well as the performance levels of the named executive officer.

Base salary drives the formula used to determine any year-end bonus payable to executive officers.

Bonuses

Traditionally, our annual incentive compensation for named executive officers has been established by the Compensation Committee upon consideration of many factors, including, but not only limited to, the executives’ performance as compared against performance objectives. Our bonuses to executive officers would normally accrue quarterly and be payable in the quarter immediately after the accrual.

The accrual of bonuses is typically calculated as a percent of salary. Such incentive levels are designed to provide for the achievement of threshold, target and maximum performance objectives.  The financial metrics, performance objectives, and the formula for computing the performance bonus are established by the Compensation Committee early in each fiscal year.

The bonus award opportunities are derived in part from comparative data and in part by the Compensation Committee’s judgment on internal equity of the positions, their relative value to the Company and the desire to maintain a consistent annual incentive target for the Chief Executive Officer and the other named executive officers.

~ 22 ~

The bonus payouts for executives are targeted at when we reach our target annual financial performance. If we reach, but do not exceed, the financial plan for any given year, the incentive payout, given current salary levels, should be in line with median comparative data.

The current incentive levels assigned as a percentage of base salary are as follows:

	As a percent of base salary
Position	Threshold	Target

Christopher M. Courtney Chief Executive Officer and President	15%	44%

Richard A. McCarty Senior Executive Vice President, Chief Operating Officer and Secretary	15%	44%

David S. Harvey Executive Vice President/ Commercial Lending	15%	36%

Michael J. Rodrigues Executive Vice President/Chief Credit Officer	15%	36%

Jeffrey A. Gall Senior Vice President/ Chief Financial Officer	11%	27%

Management recommends and the Compensation Committee reviews and approves the financial metrics that must be met each year in order for awards to be paid. These financial metrics are weighted and are intended to motivate and reward eligible executives to strive for continued financial improvement of the Company, consistent with performance-based compensation and increasing shareholder value. The Compensation Committee typically identifies from three to five financial metrics which may be revised from year to year to reflect current business situations.

The financial metrics selected for 2016 related to three base categories: profitability, growth and risk management. Within each category, the Compensation Committee analyzed specific financial metrics. The Compensation Committee believes return on assets and earnings per share to be valid measurements in assessing how the Company is performing from a profitability standpoint. Earnings per share reflect shareholder returns over the long term. Earnings per share are an accepted measure of growth and efficient use of capital. In addition, the Compensation Committee concluded that management’s compensation should continue to weigh core deposit growth, since the strength of a Company’s core deposit base is an indication of the Company’s success in customer retention, reduction in interest rate sensitivity and liquidity stabilization.  Finally, the Compensation Committee believes that asset quality measures and audit results are effective measures to monitor the Company’s progress in improving its credit quality.

The Compensation Committee determines the weighting of financial metrics each year based upon recommendations from the senior management. For 2016, the Compensation Committee weighted the financial metrics as follow:

Category	Percentage Weight

Profitability	70%
Growth	10%
Risk-Management	20%

~ 23 ~

Each year, performance objectives are generally identified through our annual financial planning and budget process. Senior management develops a financial plan, and the financial plan is reviewed and approved by the Board of Directors. The Compensation Committee receives recommendations from senior management for financial performance objective ranges. The “target” level equated to the approved financial plan. The “threshold” performance level was set below the target level. In making the determination of the threshold and target levels, the Compensation Committee considered specific circumstances anticipated to be encountered by the Company during the coming year. Generally, the Compensation Committee sets the threshold and target levels such that the relative difficulty of achieving the target level is consistent from year to year. The Compensation Committee believes that targets have been and remain sufficiently challenging given the economic climate and the level of growth and improvement in the various financial metrics that would have to occur to meet the various performance objectives.

Our performance is assessed relative to performance objectives for return on assets, earnings per share, core deposit growth, loan growth and nonperforming assets to equity. These performance objectives are shown below:

Financial Metrics	Threshold	Target

Return on Assets	0.75%	1%

Earnings per Share	$0.75	$0.95

Core Deposit Growth	3%	6%

Loan Growth	3%	6%

Nonperforming Assets to Equity	<10%	<6%

Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company for each financial metric comparing the actual fiscal year results to the pre-determined performance objectives for each financial metric calculated with reference to the pre-determined weight accorded the financial metric and an overall percentage amount for the award is calculated. In addition, the Compensation Committee has discretionary authority to include qualitative subjective measures which may increase or decrease an award up or down by an additional 15% of base salary. The positive discretion may be utilized to address completion of special projects, department initiatives, or favorable achievements reflected in regulatory exam results. The Compensation Committee may also use its discretion in adjusting financial metrics and performance objectives for unexpected economic conditions, changes in the business of the Company, or one-time nonrecurring charges related to capital activities.

In 2016, all thresholds were met and bonuses were paid, as disclosed on the Executive Compensation table on page 29.

Equity-Based Compensation

The Company currently has one equity-based incentive plan, the Oak Valley Bancorp 2008 Stock Plan.  The 2008 Stock Plan provides for awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, and restricted shares.  The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that officer. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the named executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.  The Company is authorized to issue 1,500,000 shares of its common stock under the 2008 Stock Plan, 191,230 of which have been issued as of the time of filing this Proxy Statement.

Each of the named executive officers is eligible to receive equity compensation and, historically, equity compensation has been delivered primarily in the form of stock options. However, since the 2008 Stock Plan was approved, the Company has granted primarily restricted stock awards, after determination by management that they are more in line with the objectives of the compensation program. The Company issued no equity-based compensation grants in 2015 or 2016, under the 2008 Stock Plan to its named executive officers as a group.

The Compensation Committee approves all awards under the 2008 Stock Plan and acts as the administrator of the 2008 Stock Plan. The Compensation Committee is responsible for determining equity grants to all staff members, including named executive officers, and in doing so considers past grants, corporate and individual performance, and recommendations of our Chief Executive Officer for staff members other than himself.

~ 24 ~

Stock option grants are made at the discretion of the Board. Each grant is designed to align the interests of the named executive officers with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share consistent with the market price on the grant date over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a five-year period, contingent upon the officer’s continued employment with the Company. Accordingly, an option will provide a return to an executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. We do not grant stock options with a so-called “reload” feature, nor do we loan funds to employees for the purpose of enabling them to exercise stock options.

The Compensation Committee recognizes that stock options have an impact on the profits of the Company under current accounting rules and also have a dilutive effect on the Company’s shareholders. Accordingly, stock options are recognized as a scarce resource, and option grants are subject to the same amount of deliberation as any other form of compensation. The Compensation Committee has not established definitive target levels for stock awards although it has traditionally relied on comparative data with respect to these long-term incentive awards.

We do not grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information or after announcement of unfavorable information. The Company’s options are granted at fair market value on a fixed date or event (typically the first day of service for new hires and the date of Compensation Committee approval for existing employees), with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee and the Board of Directors. Fair market value has been consistently determined as the closing price on The NASDAQ Stock Market on the grant date. In order to ensure that the exercise price of a stock option fairly reflects all material information, without regard to whether the information seems positive or negative, every grant of options is contingent upon an assurance by management that the Company is not in possession of material undisclosed information. If the Company is in a “black-out” period for trading under its trading policy or otherwise in possession of inside information, the date of grant is suspended until the second business day after public dissemination of the information.

 As of December 31, 2016, in addition to 13,305 shares of restricted stock issued to our Chief Executive Officer in 2011and 67,500 shares of restricted stock issued to the named executive officers in 2012, the Compensation Committee had authorized 134,375 shares of restricted stock for issuance to all other employees under the 2008 Stock Plan.

In connection with the Company becoming the holding company for Oak Valley Community Bank in 2008, the Company assumed all obligations for options issued under the Bank’s 1998 Restated Stock Option Plan, with options to purchase shares of Company’s common stock substituted for options to purchase shares of common stock of the Bank.  The 1998 Restated Stock Option Plan expired in May 2008. As of March 31, 2017, there were a total of 12,500 options issued and exercisable under the 1998 Restated Stock Option Plan.

Additional information on long-term awards for executive officers is shown on the Outstanding Equity Awards and Option Exercises and Stock Vested tables on pages 30 and 31.

401(k) Plan

The Company maintains a plan that complies with the provisions of Section 401(k) of the Internal Revenue Code. Substantially all our employees are eligible to participate in this plan, and eligibility for participation commences upon hiring. The Company’s executive officers are eligible to participate in this program, subject to any applicable tax laws.  The Company contributes a percentage matching contribution to the same degree as all other employees. The matching contribution is 75% on all deferred amounts up to IRS limits.

~ 25 ~

Health and Welfare Benefits

The Company offers health and welfare programs to all eligible employees. The programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. The named executive officers received up to $21,600 each in 2016 for health and welfare benefits.

Salary Continuation Agreements

On August 21, 2001, the Board of Directors of the Company approved salary continuation agreements (“Continuation Agreements”) between the Bank and Messrs. Courtney and McCarty.  Under the original Continuation Agreements, Messrs. Courtney and McCarty were entitled to receive maximum annual payments of $85,000 and $65,000, respectively, for a period of 20 years following their retirement at the age of 62 (the “Normal Retirement Age”). These plans were subsequently revised with shorter benefit payment periods to fifteen years. As a result, Mr. Courtney will receive $104,000 annually for fifteen years and Mr. McCarty will receive 80,000 annually over fifteen years. In the event of disability while employed with us prior to the Normal Retirement Age, each Executive will receive a benefit equal to the retirement liability balance accrued by us at the time of disability.  In the event of early termination, the Executive will receive a vested portion of his retirement liability balance accrued by the Company at the time of such early retirement.  The benefit is fully vested. In the event the Executive dies prior to termination of the Continuation Agreement, the beneficiary of such Executive will receive from the Company a lump sum death benefit amount.

In February 2008, we entered into an additional Continuation Agreement in the same form also for Ronald C. Martin.  Under the Continuation Agreement, Mr. Martin is entitled to receive maximum annual payment of $48,000 for a period of 10 years following his retirement at the age of 67 or upon a change in control, as defined in the Agreement. The benefit is fully vested.  In the event Mr. Martin dies prior to termination of the Agreement, the beneficiary of Mr. Martin will receive from us a lump sum death benefit amount.

 In February 2008, we entered into Continuation Agreements in the same form also for David S. Harvey, Michael J. Rodrigues and Wendy A. Burth.  Under each Continuation Agreement, each individual was originally entitled to receive maximum annual payment of $50,000 for a period of 20 years following his or her retirement at the age of 62, except for Mr. Harvey who has a retirement age of 65, or upon a change in control, as defined in the Agreement.  In the event of disability while employed with us prior to the age of 62, the Executive will receive a benefit equal to the retirement liability balance accrued by the Bank at the time of disability.  In the event of early termination, the Executive will receive the vested portion of his or her retirement liability balance that has accrued at the time of such early retirement. The agreements for Mr. Rodrigues and Ms. Burth were subsequently revised with a shorter benefit payment period to fifteen years. As a result, Mr. Rodrigues will receive $61,125 annually for fifteen years.  In the event the Executive dies prior to termination of the Agreement, the beneficiary of such Executive would have received from us a lump sum death benefit amount. Ms. Burth’s employment terminated in February 2017 and, as a result, her Continuation Agreement terminated.

In September 2016, we entered into an additional Continuation Agreement in the same form also for Mr. Jeffrey A. Gall. The Continuation Agreement defines the maximum annual payments Mr. Gall is entitled to receive following his retirement at the age of 62 or upon a change in control, as defined in the Agreement. Mr. Gall will receive $61,125 annually for fifteen years following retirement. In the event of disability while employed with us prior to the age of 62, Mr. Gall will receive a benefit equal to the retirement liability balance accrued by the Bank at the time of disability.  In the event of early termination, Mr. Gall will receive the vested portion of his or her retirement liability balance that has accrued at the time of such early retirement.  The vesting schedule is 20% per year of service beginning with the sixth year of service.  In the event Mr. Gall dies prior to termination of the Agreement, his beneficiary will receive from us a lump sum death benefit amount.

The Continuation Agreements also provide that, in lieu of any other benefit under such agreements, the Company will pay the executives any benefit under the agreement to the extent the benefit would not create an excise tax under the excess parachute rules of Section 280G of the 1986 Internal Revenue Code, and to extent possible, such benefit payment shall be reduced to allow payment within the fullest extent permissible under applicable law.

If an Executive under the Salary Continuation Agreement is terminated for cause, we will not pay any benefits under such Salary Continuation Agreement.  For this purpose, the term “cause” means an Executive’s gross negligence or gross neglect of duties, fraud, disloyalty, dishonesty or willful violation of law or significant bank policies in connection with the Executive’s service that results in an adverse effect on the Company.

~ 26 ~

Since 2001, we have purchased insurance policies on the lives of individuals that at the time of such purchase held executive roles, as follows:

Executive officer	Date policy purchased	Net Employee Death Benefit

Christopher M. Courtney	December 2001	$880,000

Richard A. McCarty	December 2001	$675,000

David S. Harvey	January 2003	$250,000

Michael J. Rodrigues	December 2001	$250,000
	January 2008	$525,000

Wendy A. Burth*	January 2008	$0

Ronald C. Martin	December 2001	$580,000
	January 2008	$350,000

Jeffrey A. Gall	October 2010	$50,000
	September 2016	$200,000

*Ms. Burth’s death benefit would have been $525,000, but her employment terminated in February 2017.

Under our Split-Dollar Agreements and Split-Dollar Policy endorsements, the policy interests are divided between us and such individual. We are entitled to any insurance policy death benefits remaining after payment to the individual’s beneficiary.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company served as a member of the Board of any other public company during the year ended December 31, 2016. No member of the Compensation Committee served as an executive officer of any other public company during the year ended December 31, 2016. No interlocking relationship exists between the members of our Compensation Committee and the Board or compensation committee of any other company. Our Compensation Committee is comprised of Messrs. Barton, Withrow, Gilbert, Jones, Leonard, Holder, Titus, and Ms. Pelton, all of whom are independent directors.

Prohibition on Speculation in Company Stock

Our stock trading guidelines prohibit executives from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases), buying or selling publicly traded options, including writing covered calls, and hedging or any other type of derivative arrangement that has a similar economic effect.

Tax Considerations

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, limits the allowable tax deduction for compensation paid or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of a publicly held corporation to no more than $1 million per year. Certain compensation is exempt from this deduction limitation, including performance-based compensation paid under a plan that has been approved by shareholders and is administered by a committee of outside directors. The Company has not previously obtained shareholder approval of performance standards for its compensation plans or arrangements because its executives generally do not have compensation arrangements that would exceed $1 million per year.

~ 27 ~

In light of Section 162(m), it is the policy of the Compensation Committee to modify, where necessary, our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers when and if the $1 million threshold becomes an issue. At the same time, the Compensation Committee also believes that the overall performance of our executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances, the Compensation Committee’s use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is or can be used by the Compensation Committee, compensation might not be fully deductible.

Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, among other things, limits flexibility with respect to the time and form of payment of deferred compensation. If a payment or award is subject to Section 409A but does not meet the requirements that exempt such amounts from taxation under Section 409A, the recipient is subject to (i) income tax at the time the payment or award ceases to be subject to a substantial risk of forfeiture, (ii) an additional 20% tax at that time, and (iii) an additional tax equal to the amount of interest (at the underpayment rate of the Internal Revenue Code plus one percentage point) on the underpayment that would have accrued had the award been includable in the recipient’s income when first deferred, or if later, when the award ceases to be subject to a substantial risk of forfeiture. We have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended to not constitute “deferred compensation” for purposes of Section 409A (and therefore will be exempt from application of Section 409A) or, if they constitute “deferred compensation,” are intended to comply with the statutory provisions of Section 409A and final regulations issued with respect thereto.

Accounting Considerations

Accounting considerations play an important role in the design of our executive compensation program. Accounting rules require us to expense the fair value of restricted stock awards and the estimated fair value of our stock option grants, which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense when determining the amount of equity compensation to award.

Effect of Shareholder Advisory Vote

In 2016, in a non-binding advisory vote, the Company’s shareholders approved the Company’s compensation plan for its Chief Executive Officer, Chief Financial Officer, and other four most highly paid executives.  The Compensation Committee considered this when determining compensation for its senior executive officers for fiscal year 2017.

~ 28 ~

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers for services rendered in all capacities to us for the fiscal years ended December 31, 2015 and 2016 in their respective executive officer capacities with the Company and the Bank:

Summary Compensation Table

						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)(1)	(i)(2)	(j)
Christopher M. Courtney	2015	$310,000	$103,070				$54,919	$46,590	$514,580
CEO and President	2016	$319,300	$104,942				$91,077	$50,539	$565,858

Richard A. McCarty	2015	$215,000	$73,260				$42,507	$25,430	$356,197
Senior Executive Vice President, Chief Operating Officer and Secretary	2016	$221,450	$72,784				$70,490	$30,371	$395,095

David S. Harvey	2015	$178,500	$50,567				$62,237	$33,794	$326,098
Executive Vice President/ Commercial Lending	2016	$183,855	$49,441				$94,087	$38,137	$365,520

Michael J. Rodrigues	2015	$183,750	$52,054				$14,383	$32,035	$282,222
Executive Vice President/ Chief Credit Officer	2016	$189,263	$50,894				$21,157	$37,953	$299,267

Jeffrey A. Gall	2015	$128,500	$18,850				$0	$19,863	$167,213
Senior Vice President/ Chief Financial Officer	2016	$138,000	$22,700				$6,554	$24,550	$191,805

(1)  The Company did not adopt or award any new pension or retirement benefits to the named executive officers in 2015, but did award certain retirement benefits in 2016 as described in the “Salary Continuation Agreements” section above. The amounts shown in column (h) for 2016 represent the executive salary continuation plan accrual from December 31, 2015 to December 31, 2016. The amounts in column (h) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 20 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2017.

(2) The amounts shown in column (i) in 2016 include the following for each named executive:

	Common Stock Dividends Paid on Unvested Restricted Stock	Economic Value of Death Benefit of Life Insurance for Beneficiaries	401(k) Plan Company Matching Contributions	Other Insurance Benefit	Employee Stock Ownership Plan Company Contributions	Vacation	Severance	Auto Compensation
Christopher M. Courtney	—	$893	$18,000	$—	—	$23,846	$—	$7,800
Richard A. McCarty	—	$388	$13,500	$—	—	$8,683	$—	$7,800
David S. Harvey	—	$1,358	$17,262	$—	—	$14,417	$—	$5,100
Michael J. Rodrigues	—	$650	$13,122	$—	—	$19,082	$—	$5,100
Jeffrey A. Gall	—	$20	$13,500	$—	—	$5,931	$—	$5,100

~ 29 ~

The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Company-owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums. These policies are discussed under the sections of this Proxy Statement titled, “Salary Continuation Agreements”.

Plan-Based Awards

Stock-Based Plans.  The Company currently has one equity-based incentive plan, the Oak Valley Bancorp 2008 Stock Option Plan.  The 2008 Stock Plan provides for awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, and restrictive shares.  No stock options or other stock awards were granted to the named executive officers in 2016.

Outstanding Equity Awards

The following table shows the number of Company shares of common stock covered by exercisable and unexercisable stock options and the number of Company unvested shares of restricted common stock held by the Company’s named executive officers as of December 31, 2016.

 Outstanding Equity Awards at Year End

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
								Number	Market or
						Number	Market	of	Payout
			Equity			of	Value of	Unearned	Value of
			Incentive			Shares	Shares	Shares,	Unearned
			Plan			or	or	Units or	Shares,
			Awards:			Units of	Units of	Other	Units or
	Number of	Number of	Number of			Stock	Stock	Rights	Other
	Securities	Securities	Securities			That	That	That	Rights
	Underlying	Underlying	Underlying	Options		Have	Have	Have	That Have
	Unexercised	Unexercised	Unexercised	Exercise	Options	Not	Not	Not	Not
	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	($) (1)	(#)	($)

Christopher M. Courtney						3,000	$37,650

Richard A. McCarty						2,625	$32,944

David S. Harvey						2,250	$28,238

Michael J. Rodrigues						2,250	$28,238

Jeffrey A. Gall						1,125	$14,119

(1) The restricted stock awards are fully vested as of February 28, 2017.

~ 30 ~

Option Exercises and Vested Stock Awards

The following table sets forth information with regard to the exercise and vesting of stock options and vesting of shares of restricted stock for the year ended December 31, 2016, for each of the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares Acquired	Value Realized	Shares Acquired	Realized on
	on Exercise	upon Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
Christopher M. Courtney	—	$—	3,000	$28,200

Richard A. McCarty	—	$—	2,625	$24,675

David S. Harvey	—	$—	2,250	$21,150

Michael J. Rodrigues	—	$—	2,250	$21,150

Jeffrey A. Gall	—	$—	1,125	$10,575

Funding of Salary Continuation Agreements Through Split-dollar Life Insurance Policies

Company-owned split-dollar life insurance policies support the Company’s obligations under each Salary Continuation Agreement. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant’s designated beneficiaries may receive up to 100% of the net-at-risk insurance (which means amount of the death benefit in excess of the cash value of the policy).

The following table shows the present value of the accumulated benefit payable to each of the named executive officers, including the number of service years credited to each named executive officer under the salary continuation agreements:

Accumulated Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)

Christopher M. Courtney		15	$676,417	$0

Richard A. McCarty		15	$514,308	$0

David S. Harvey		8	$456,420	$0

Michael J. Rodrigues		8	$103,569	$0

Jeffrey A. Gall		0	$6,554	$0

(1) The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 20 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2017.

~ 31 ~

(2) The following vesting percentages apply to the named executive officers:

End of the year prior to termination	Christopher M. Courtney	Richard A. McCarty	David S. Harvey	Michael J. Rodrigues	Jeffrey A. Gall
12/31/2017	100%	100%	100%	100%	0%
12/31/2018	100%	100%	100%	100%	0%
12/31/2019	100%	100%	100%	100%	0%
12/31/2020	100%	100%	100%	100%	0%

Potential Payments Upon Change of Control

The Company does not have any agreement or other arrangement with any of our Named Executive Officers in the event of a change of control involving the Company, other than (1) the salary continuation agreements discussed on page 26 above, and (2) in respect of outstanding stock options and restricted stock units granted under the 2008 Stock Plan. For stock options granted under the 2008 Stock Plan, upon a change of control all such stock options shall become exercisable, unless the acquiring or surviving corporation assumes such stock options.

Based upon a price per share of $12.55 (the closing sales price of a share of our Common Stock on December 31, 2016) and the number of stock options and shares of restricted stock held by our Named Executive Officers that were unvested as of December 31, 2016 (information concerning such unvested stock options and unvested shares of restricted stock is provided in the Outstanding Equity Awards at Year-End Table), we estimate the value related to the immediate vesting of these unvested stock options and shares of restricted stock held by each of our Named Executive Officers upon a change of control involving the Company (assuming the acquiring or surviving corporation does not assume the outstanding stock options and shares of restricted stock under the 2008 Stock Plan) to be as follows:

(a)	(b)	(c)
Name	Value Related to Immediate Vesting of Unvested Stock Option ($)	Value Related to Immediate Vesting of Unvested Restricted Stock ($)
Christopher M. Courtney	$0	$37,650
Richard A. McCarty	$0	$32,944
David S. Harvey	$0	$28,238
Michael J. Rodrigues	$0	$28,238
Jeffrey A. Gall	$0	$14,119

~ 32 ~

Director Compensation

This section provides information regarding the compensation policies for non-employee directors and amounts paid to these directors in 2016.

Overview

Our director compensation is designed to attract and retain qualified, independent directors to represent our shareholders on the Board and act in their best interests.  The Compensation Committee, which consists solely of independent directors, has primary responsibility for reviewing and recommending any changes to our director compensation program.  All recommended compensation changes required approval or ratification by the full Board of Directors.  Compensation for the members of our Board is reviewed periodically by the Compensation Committee.

Our Board of Directors includes one Company officer: Mr. Christopher M. Courtney, who serves as the President and Chief Executive Officer of the Company.  As a senior executive officer, information regarding the compensation of Mr. Courtney can be found in the “Executive Compensation Discussion and Analysis” and the executive compensation disclosure tables provided within this Proxy Statement.

Director Fees

In 2016, non-employee Directors received a cash retainer in the amount of $3,000 per month. Directors who are employees do not receive any compensation for service as director.

The following table provides compensation information for the year ended December 31, 2016 for each non-employee Director of the Company at that time.

Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)(1)	(g)	(h)
Donald L. Barton	$36,000	—	$	—	$3,701	$296	$39,997
James L. Gilbert	$36,000	—	$	—	$16,028	$453	$52,481
Thomas A. Haidlen	$36,000	—	$	—	$11,078	$397	$47,475
H. Randolph Holder, Jr.	$36,000	—	$	—	$3,165	$28	$39,193
Michael Q. Jones	$36,000	—	$	—	$17,564	$0	$53,564
Daniel J. Leonard	$36,000	—	$	—	$8,662	$326	$44,988
Ronald C. Martin	$36,000	—	$	—	$39,613	$6,077	$81,690
Janet S. Pelton	$36,000	—	$	—	$5,028	$122	$41,150
Danny L. Titus	$36,000	—	$	—	$17,951	$572	$54,523
Terrance P. Withrow	$36,000	—	$	—	$2,968	$79	$39,047

(1)

The amounts shown in column (f) for 2016 represent the director retirement agreements accrual from December 31, 2015 to December 31, 2016. The amounts in column (f) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 20 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2017.

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(2)

The amounts in column (g) reflect the economic value of the annual income imputed to each director in connection with Company-owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums.

 Stock Options and Restricted Stock

None of the independent directors were granted any stock options during 2015 and 2016.  As of December 31, 2016, there were no directors that held outstanding, fully exercisable stock options to purchase common stock. In 2016, none of the independent directors were granted shares of restricted stock, except for H. Randolph Holder who received a restricted stock award of 5,000 shares with a market value of $49,550 on the date of grant. As of December 31, 2016, H. Randolph Holder held 5,000 shares of restricted stock, Janet Pelton held 2,000 shares of restricted stock and Dan Leonard held 4,000 shares of restricted stock.

Director Retirement Agreements; Bank-Owned Life Insurance Policies

On August 21, 2001, the Board of Directors of the Bank authorized Director Retirement Agreements with each director.  The Company assumed the Director Retirement Agreements upon its reorganization with the Bank in May 2008, as the same individuals who served as directors of the bank became directors of the Company. As of December 31, 2016, Messrs. Leonard, Withrow, Holder and Ms. Pelton were also parties to Director Retirement Agreements with the Company.

The Director Retirement Agreements are intended to encourage existing directors to remain directors, assuring us that we will have the benefit of the directors’ experience and guidance in the years ahead.

For retirement after the later of age 72 or five (5) years of service (the “Normal Retirement Age”), the Director Retirement Agreements provide for an annual benefit during the director’s lifetime of $12,000 for 10 years.  If a director retires or becomes disabled before the Normal Retirement Age, he will receive a lump-sum payment in an amount equal to the retirement liability balance accrued by the Bank at the time of early retirement or disability.

If a change in control occurs (as defined in the Director Retirement Agreements) and a director’s service terminates within 24 months after the change in control, the director will receive the retirement liability balance accrued and payable to the director for retirement at the Normal Retirement Age.

The Bank has purchased insurance policies on the lives of its current directors, paying the premiums for these insurance policies with single premium payments totaling approximately $3,644,000 in aggregate.  Although the Bank expects the policies on the directors’ lives to serve as a source of funds for benefits payable under the Director Retirement Agreements, the contractual entitlements arising under the Director Retirement Agreements are not funded and remain contractual liabilities of the Bank, payable upon each director’s termination of service.

The policy interests are divided between us and each director.  Under Bank’s Split-Dollar Agreements and Split Dollar Policy endorsements with the directors, we are entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary.  We expect to recover the premium in full from its portion of the policies’ death benefits.

If a director is terminated for cause, we will not pay any benefits under his Director Retirement Agreement.  For this purpose, the term “cause” means a director’s gross negligence or gross neglect of duties, fraud, disloyalty, dishonesty or willful violation of law or significant Company policies in connection with the director’s service that results in an adverse effect on us.

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The following table shows the present value of the accumulated benefit payable to each director who has a director compensation benefit agreement, including the number of service years credited to each director under the supplemental executive retirement plan.

 Accumulated Benefits

Name (a)	Number of Years Credited Service (#) (b)	Present Value of Accumulated Benefit(1)(2) ($) (c)	Payments During Last Fiscal Year ($) (d)

Donald L. Barton	9	$19,349		$—
James L. Gilbert	25	$97,261		$—
Thomas A. Haidlen	25	$72,430		$—
H. Randolph Holder	1	$3,165	$
Michael Q. Jones	12	$87,568		$—
Daniel J. Leonard	5	$40,755		$—
Ronald C. Martin	22	$350,587		$48,000
Janet S. Pelton	4	$13,042		$—
Danny L. Titus	24	$97,261		$—
Terrance P. Withrow	4	$6,836		$—

(1) The amounts in column (c) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 20 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2017.

(2) The following vesting percentages apply to the directors:

	End of the year prior to termination
	12/31/2017	12/31/2018	12/31/2019	12/31/2020
Donald L. Barton	100%	100%	100%	100%
James L. Gilbert	100%	100%	100%	100%
Thomas A. Haidlen	100%	100%	100%	100%
H. Randolph Holder	0%	0%	0%	0%
Michael Q. Jones	100%	100%	100%	100%
Daniel J. Leonard	20%	40%	60%	80%
Ronald C. Martin	100%	100%	100%	100%
Janet S. Pelton	0%	20%	40%	60%
Danny L. Titus	100%	100%	100%	100%
Terrance P. Withrow	0%	20%	40%	60%

The amount in column (c) for Ronald C. Martin includes $274,865 from his executive salary continuation agreement and the $48,000 payment reflected in column (d) is also from his executive salary continuation agreement, as Mr. Martin is the former CEO of the Company.

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Equity Compensation Plan Information

Stock-Based Plans. The Company currently has one equity-based incentive plan, the Oak Valley Bancorp 2008 Stock Option Plan. The 2008 Stock Plan provides for awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, and restrictive shares.  No stock options or other stock awards were granted to the named executive officers in 2016.

The following table provides information as of December 31, 2016 with respect to the shares of our common stock that may be issued under the Oak Valley Bancorp 2008 Stock Option Plan.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under 2008 Equity Plan (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders	15,000	$9.58	1,302,520
Equity Compensation Plans Not Approved by Shareholders	0	0	0
Total	15,000	$9.58	1,302,520

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MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

The Bylaws of the Company provide that the Board will consist of not less than seven (7) and not more than thirteen (13) directors. The number of directors is set by the Board and is currently set at eleven (11).

The Board of Directors proposes that the following three (3) nominees to be elected until their successors are duly elected and qualified.  Each of the nominees has consented to serve if elected.  If any of them becomes unavailable to serve as a Director before the Annual Meeting, the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.  Unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees, your proxies will be voted for the election of each of these nominees.

The following is a brief account of the business experience, including experience during the past five years, of each nominee.

Christopher M. Courtney, 54, has been the Bank’s President since August 2004, Chief Executive Officer since July 2013 and a director since January 2007. He has been Oak Valley Bancorp President and Director since May 2008 and Chief Executive Officer since July 2013. Previously, he has served as the Bank’s Chief Credit Officer and Chief Operating Officer since 1999 and 2000, respectively. Mr. Courtney has 28 years of diverse banking experience, joining Oak Valley Community Bank in 1996, as a lender, after working for a major bank, a mid-size bank and a small community bank. He graduated from Wells Fargo Bank Credit Training Program in 1989. Mr. Courtney has a B.S. in Finance and a Masters in Business Administration from California State University, Sacramento. He is also a graduate of the Pacific Coast Banking School at the University of Washington. Mr. Courtney adds banking and operations experience to the Board.

Michael Q. Jones, 71, has been a director of the Bank since 2004 and of Oak Valley Bancorp since 2008.  Mr. Jones has been a resident of Sonora, California since 1974.  Mr. Jones has served as the Chairman of California Gold Development Corporation since 1974, and has been the owner of the Prudential California Realty in Sonora since 2002. Mr. Jones brings knowledge of the real estate markets to the Board.

Terrance P. Withrow, 57, was appointed to fill a vacancy on the boards of the Bank and Oak Valley Bancorp in November 2013. Mr. Withrow, a licensed certified public accountant since 1984, is currently Managing Partner of Withrow, Koftinow, Callaway & Baggett, LLP, a full-service public accounting firm based in Modesto, California. Mr. Withrow is a current member of the California Society of CPAs and has served as a Stanislaus County Supervisor for District 3 since 2011. Mr. Withrow is also an almond and grape farmer. Mr. Withrow enhances the connection between the Board and our community along with bringing accounting expertise to the Board.

The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III. Each class consists of one-third of the directors or as close an approximation as possible. Each director in each class is elected for a term running until the third annual meeting next succeeding his election, until his successor shall have been duly elected and qualified. Accordingly, each nominee director, if elected, will hold office as follows until his successor is duly elected and qualified for the following terms:

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Nominees		Expiration of Term

Christopher M.	Courtney	2020	(1)
Michael Q.	Jones	2020	(1)
Terrance P.	Withrow	2020	(1)

Directors Continuing in Office
Donald L.	Barton	2018
Thomas A.	Haidlen	2018
Daniel J.	Leonard	2018
Ronald C.	Martin	2018
James L.	Gilbert	2019
H. Randolph	Holder	2019
Janet S.	Pelton	2019
Danny L.	Titus	2019

(1) Assuming election/re-election on June 20, 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS. ONLY THOSE VOTES CAST “FOR” ARE COUNTED, WHILE “WITHHOLD” VOTES HAVE NO EFFECT IN THE ELECTION OF DIRECTORS.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Moss Adams, LLP in Stockton, California served the Company as independent registered public accounting firm for 2016 and has been selected by the Audit Committee of the Board of Directors of the Company to serve the Company as independent registered public accounting firm for 2017.  All Proxies will be voted “FOR” ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted.

Representatives from the accounting firm of Moss Adams, LLP will be present at the meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The following presents fees billed for the years ended December 31, 2015 and 2016 for professional services rendered by the Company’s independent registered public accounting firm in connection with the audit of the Company’s consolidated financial statements and fees billed by the Company’s independent registered public accounting firm for other services rendered to the Company:

Fees	2015	2016
Audit Fees	$139,500	$149,500
Audit-related Fees	21,423	0
Tax Fees	48,010	29,675
All other Fees	0	0
Total	$208,933	$179,175

Audit Fees.  Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Annual Report on Form 10-K.

Audit-Related Fees.    Audit-related services include fees for consultations concerning financial accounting and reporting matters.

Tax Fees.    Tax services include fees for tax compliance, tax advice and tax planning.

All Other Fees.    Includes all other fees not related to audit and tax services.

The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Moss Adams, LLP and the fees paid therefor in fiscal years 2015 and 2016 were compatible with maintaining Moss Adams, LLP’s independence.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of our fiscal 2016 audited financial statements.  Management is responsible for the Company’s internal controls and the financial reporting process.

The Audit Committee is comprised of five (5) independent directors and responsible for providing independent, objective oversight of the Company’s accounting, financial reporting and internal controls.  Members of the Audit Committee are “independent” as defined by SEC and The NASDAQ Stock Market standards.  A financial expert, as defined by SEC rules, chairs the Audit Committee.  The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accountants.

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The Audit Committee meets and holds discussions with management and the Company’s independent registered public accountants, Moss Adams, LLP.  The Audit Committee has read and discussed the audited financial statements for fiscal year 2016 with management and Moss Adams, LLP.  The Chief Executive Officer and the Chief Financial Officer of the Company have certified that, based on their knowledge, the financial statements and other financial information included in the Company’s Annual Report on Form 10-K that we filed with the SEC on March 27, 2017 fairly present in all material respects the financial condition, results of operations and cash flows of the Company.  Also, the Audit Committee has discussed with management and Moss Adams, LLP management’s assertion of the effectiveness of the Company’s internal controls as they related to financial reporting.

Discussions were also held with Moss Adams, LLP concerning matters required by the Statement on Auditing Standards No. 16 (Communication with Audit Committees). The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Moss Adams, LLP that firm’s independence and considered the compatibility of non-audit services with Moss Adams’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The Audit Committee has discussed with management and Moss Adams, LLP independence issues regarding the fees that were billed by Moss Adams, LLP during the fiscal year 2016.  The Audit Committee approved audit, audit-related and tax services.

Submitted by the Audit Committee of the Board on March 7, 2017:

Janet S. Pelton (Chair)

Jay L. Gilbert

Danny L. Titus

Daniel J. Leonard

Terrance P. Withrow

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF MOSS ADAMS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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OTHER INFORMATION

Other Business Matters

We have received no notice any other items submitted for consideration at the Annual Meeting and except for reports of operation and activities by management, which are for information purpose only and require no action of approval or disapproval, management neither knows of, nor contemplates, any other business that will be presented for action by the shareholders at the Annual Meeting.  If any further business is properly presented at the Annual Meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

Shareholders Proposals for 2018 Meeting

Any shareholder who intends to present a proposal at the 2018 Annual Meeting, other than a director nomination, must deliver the written proposal to the Chief Financial Officer at 125 North Third Avenue, Oakdale, California 95361 no later than January 9, 2018, if the proposal is to be submitted for inclusion in our proxy materials pursuant to SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  A shareholder must include proof of ownership of Oak Valley’s common stock in accordance with SEC Rule 14a(8)(b)(2).  We encourage any stockholder interested in submitting a proposal to contact the Company’s Chief Financial Officer in advance of this deadline to discuss the proposal.  Shareholders may also want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities rules.

Additional Proxy Materials

A copy of our 2016 Annual Report on Form 10-K is accessible at: www.edocumentview.com/OVLY.  If you would like to receive a hard copy of the 2016 Annual Report on Form 10-K, you may obtain one without charge by contacting:

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:
By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com/OVLY, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

No Incorporation by Reference of Certain Portions of this Proxy Statement

Notwithstanding anything to the contrary set forth in any previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those acts, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor is such report to be incorporated by reference into any future filings made by us under those acts.

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ANNUAL MEETING OF SHAREHOLDERS OF

OAK VALLEY BANCORP

JUNE 20, 2017

PROXY VOTING INSTRUCTIONS

Internet — Access www.investorvote.com/OVLY and follow the on-screen instructions to obtain your identification number which will allow you to cast your vote.

Telephone — Call toll free 1-800-652-8683 from any touch-tone telephone and follow the instructions to obtain your identification number which will allow you to cast your vote.

Vote online/phone until 11:00 PM PDT, June 19, 2017, the day before the meeting

Mail — If you have requested a paper copy of Proxy Materials as provided on page 2 of the Proxy Statement, you should sign, date and mail your proxy card in the envelope provided as soon as possible.

In Person — You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON JUNE 20, 2017. The Company’s Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2016 and 2016 Annual Report to Shareholders are available at www.edocumentview.com/OVLY

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.

A.            Voting Items

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold
	01 — Christopher M. Courtney	☐	☐
	02 — Michael Q. Jones	☐	☐
	03 — Terrance P. Withrow	☐	☐

	For	Against	Abstain
2.	To approve the proposal to ratify the appointment of Moss Adams, LLP as the independent registered public accounting firm for the Company’s 2017 Fiscal year. ☐	☐	☐

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

B.            Non-Voting Items

Change of Address— Please print new address below.	Meeting Attendance - Mark box to the right if you plan to attend the Annual Meeting.	☐

C.            Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

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ANNUAL MEETING OF SHAREHOLDERS OF

OAK VALLEY BANCORP

JUNE 20, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Oak Valley Bancorp, and the accompanying Proxy Statement dated May 8, 2017, and revoking any proxy heretofore given, hereby constitutes and appoints Janet Pelton and Don Barton, and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of Oak Valley Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Oak Valley Bancorp, to be held at Oak Valley Bancorp Headquarters at 338 E F Street, Oakdale, California 95361 on June 20, 2017 at 2:00 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2.  THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

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